Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Luke Colton, Chief Financial Officer of Lithium Americas Corp., certify that:

1.I have reviewed this Amendment No.1 of the annual report on Form 10-K of Lithium Americas Corp. (the “registrant”) for the year ended December 31, 2025; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Luke Colton
Luke Colton
Chief Financial Officer

Date: April 30, 2026